   As filed with the Securities and Exchange Commission on January 21, 1996.
                                                            Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)

        Maryland                                  52-1893632
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                    (Address of principal executive offices)

                              ____________________

               Lockheed Martin Corporation Salaried Savings Plan
              Lockheed Martin Corporation Salaried Savings Plan II
         Lockheed Martin Corporation Hourly Employee Savings Plan Plus
        Lockheed Martin Corporation Hourly Employee Investment Plan Plus
                            (Full title of the plan)

                              ____________________

                           Stephen M. Piper, Esquire
                         Associate General Counsel and
                              Assistant Secretary
                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                 (301) 897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed                 Proposed
                                                                maximum                  maximum                   Amount of
  Title of securities              Amount to be               offering price            aggregate                 registration
  to be registered               registered(1)(2)(3)           per share(4)           offering price(4)              fee(5)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share............         1                    $87.875                  $87.875                       $100
----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans to which this Registration Statement relates.
(2) The Registrant previously has registered 26,000,000 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 33-58097) as well as 18,582,406 shares of Lockheed Martin Corporation Common Stock on Registration Statement on Form S-8 (Reg. No. 33-58083) certain of which shares may be issued and sold pursuant to the Plans to which this Registration Statement relates and, therefore, are being registered hereunder. See "Explanatory Statement."
(3)  The securities registered are allocated among the plans as follows:
     Lockheed Martin Corporation Salaried Savings Plan, 22,500,000 shares; Lockheed Martin Corporation Salaried Employee Savings Plan II, 17,282,406 shares; Lockheed Martin Corporation Hourly Employee Savings Plan Plus, 2,900,000 shares; Lockheed Martin Corporation Hourly Employee Investment Plan Plus, 600,000 shares.
(4) The fee has been computed, pursuant to Rule 457(h)(1) and guidance provided to the Corporation by the Office of Chief Counsel, based on the average of the high and low prices reported on the New York Stock Exchange on January 16, 1997.
(5) A portion of the registration fee incurred in connection with the registration of shares to be offered or sold in connection with the Plans to which this Registration Statement relates was previously paid by the Registrant in connection with the Registration Statement on Form S-8 (Reg. No. 33-58097) and the Registration Statement on Form S-8 (Reg. No. 33-58083). Accordingly, the amount previously paid has been applied as a credit against the amount otherwise due hereunder in accordance with guidance provided by the Office of Chief Counsel.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
                                ----------------

          On March 15, 1995, Lockheed Martin Corporation (the "Corporation") filed a registration statement on Form S-8 (Reg. No. 33-58097) (the "Plus Plan Registration Statement") registering an aggregate of 26,000,000 shares of the Corporation's common stock for use in connection with three of the Corporation's benefit plans: the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus. These plans were subsequently renamed as follows: the Lockheed Martin Corporation Salaried Employee Savings Plan (the "SSP"), the Lockheed Martin Corporation Hourly Employee Savings Plan Plus and the Lockheed Martin Corporation Hourly Employee Investment Plan Plus. Also on March 15, 1995, the Corporation filed a registration statement on Form S-8 (Reg. No. 33-58083) (the "PSP Registration Statement") registering 18,582,406 shares of the Corporation's common stock for use in connection with another of the Corporation's benefit plans, the Martin Marietta Corporation Performance Sharing Plan. This plan was subsequently renamed the Lockheed Martin Corporation Performance Sharing Plan (the "PSP").

          Later in 1997, the Corporation anticipates combining that portion of the PSP relating to salaried employees with the SSP. In anticipation of this combination, the Corporation has divided the PSP into two parts, the first a continuation of the exiting PSP in which hourly employees will continue to participate (the "PSP Plan") and the second, to be known as the Lockheed Martin Corporation Salaried Savings Plan II, a continuation of that part of the PSP in which salaried employees participate.

          This Registration Statement includes the 26,000,000 shares of the Corporation's common stock originally registered pursuant to the Plus Plan Registration Statement as well as 17,282,406 shares of the Corporation's common stock originally registered pursuant to the PSP Registration Statement. By Post-Effective Amendment No. 1 to the PSP Registration Statement filed simultaneously with the filing of this Registration Statement, these latter shares have been removed from registration under the PSP Registration Statement. The 1,300,000 shares of the Corporation common stock remaining on the PSP Registration Statement remain registered thereunder and are available for use in connection with the PSP Plan.

          As described above, this Registration Statement registers an aggregate of 43,282,407 shares of the Corporation's common stock. These shares are allocated among the plans to which this Registration Statement pertains as follows: Lockheed Martin Corporation Salaried Savings Plan, 22,500,000 shares; Lockheed Martin Corporation Salaried Savings Plan II, 17,282,406 shares; Lockheed Martin Corporation Hourly Employee Savings Plan Plus, 2,900,000 shares; Lockheed Martin Corporation Hourly Employee Investment Plan Plus, 600,000 shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission on March 13, 1996;

               (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description;

               (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 12, 1996;

               (d) The Registrant's Current Report on Form 8-K filed with the Commission on April 5, 1996;

               (e) The Registrant's Current Report on Form 8-K filed with the Commission on May 2, 1996;

               (f) The Registrant's Current Report on Form 8-K/A filed with the Commission on May 8, 1996;

               (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 15, 1996;

               (h) The Registrant's Current Report on Form 8-K filed with the Commission on May 20, 1996;

               (i) The Registrant's Current Report on Form 8-K filed with the Commission on May 28, 1996;

               (j) The Registrant's Current Report on Form 8-K filed with the Commission on June 18, 1996;

               (k) The Registrant's Current Report on Form 8-K filed with the Commission on June 25, 1996;

               (l) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on August 13, 1996;

               (m) The Annual Report on Form 11-K filed with the Commission on June 27, 1996 by the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus;

               (n) The Annual Report on Form 11-K filed with the Commission on June 27, 1996 by the Martin Martin Corporation Performance Sharing Plan;

               (o) The Registrant's Current Report on Form 8-K filed with the Commission on October 11, 1996; and

               (p) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the Commission on November 13, 1996; and

               (q) The Registrant's Current Report on Form 8-K filed with the Commission on January 21, 1997.

          All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


     Item 4.  Description of Securities.
              -------------------------

          Not Applicable


     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

          The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is eligible to participate in the Plans.


     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

          The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

          Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

          Not Applicable


     Item 8.  Exhibits.
              --------

         5.  Opinion of Stephen M. Piper, Esquire.

      23-A.  Consent of Ernst & Young LLP.

      23-B.  Consent of Coopers & Lybrand L.L.P.

       23-C. Consent of Stephen M. Piper, Esquire (contained in Exhibit 5 hereof).

         24.  Powers of Attorney.

          The Registrant hereby represents that it will submit or has submitted the Plans covered by this Registration Statement to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plans.


     Item 9.  Undertakings.
              ------------

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of

     1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland on the date indicated below.

                          LOCKHEED MARTIN CORPORATION

     Date:  January 21, 1997                By: /s/ Stephen M. Piper
                                                --------------------------------
                                                Stephen M. Piper
                                                Associate General Counsel and
                                                   Assistant Secretary


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

     Date:  January 21, 1997                LOCKHEED MARTIN CORPORATION SALARIED
                                              SAVINGS PLAN


                                            By: /s/ Thomas F. Kinstle
                                               ---------------------------------
                                               Thomas F. Kinstle
                                               Vice President -- Employee
                                                   Benefits


                                            LOCKHEED MARTIN CORPORATION SALARIED
                                               SAVINGS PLAN II


                                            By: /s/ Thomas F. Kinstle
                                               ---------------------------------
                                               Thomas F. Kinstle
                                               Vice President -- Employee
                                                   Benefits

                                            LOCKHEED MARTIN CORPORATION
                                               HOURLY EMPLOYEE SAVINGS PLAN PLUS

                                            By: /s/ Thomas F. Kinstle
                                               ---------------------------------
                                               Thomas F. Kinstle
                                               Vice President -- Employee
                                                   Benefits

                                            LOCKHEED MARTIN CORPORATION HOURLY
                                               EMPLOYEE INVESTMENT PLAN PLUS

                                            By: /s/ Thomas F. Kinstle
                                               ---------------------------------
                                               Thomas F. Kinstle
                                               Vice President -- Employee
                                                   Benefits

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                Title                             Date
     ---------                -----                             ----

/s/ Norman R. Augustine       Chief Executive Officer     January 21, 1997
    -------------------       and Director
    Norman R. Augustine*

/s/ Marcus C. Bennett         Chief Financial             January 21, 1997
    -----------------         Officer and Director
    Marcus C. Bennett*

/s/ Robert E. Rulon           Chief Accounting            January 21, 1997
    ---------------           Officer
    Robert E. Rulon*

/s/ Vance D. Coffman          Director                    January 21, 1997
    ----------------
    Vance D. Coffman*

/s/ Houston I. Flournoy       Director                    January 21, 1997
    -------------------
    Houston I. Flournoy*

/s/ James F. Gibbons          Director                    January 21, 1997
    ----------------
    James F. Gibbons*

/s/ Edward E. Hood, Jr.       Director                    January 21, 1997
    -------------------
    Edward E. Hood, Jr.*

/s/ Caleb B. Hurtt            Director                    January 21, 1997
    --------------
    Caleb B. Hurtt*

/s/ Gwendolyn S. King         Director                    January 21, 1997
    -----------------
    Gwendolyn S. King*

/s/ Frank C. Lanza            Director                    January 21, 1997
    --------------
    Frank C. Lanza*

/s/ Vincent N. Marafino       Director                    January 21, 1997
    -------------------
    Vincent N. Marafino*

/s/ Eugene F. Murphy          Director                    January 21, 1997
    ----------------
    Eugene F. Murphy*

/s/ Allen E. Murray           Director                    January 21, 1997
    ----------------
    Allen E. Murray*

/s/ Bernard L. Schwartz       Director                    January 21, 1997
    -------------------
    Bernard L. Schwartz*

/s/ Daniel M. Tellep          Director                    January 21, 1997
    ----------------
    Daniel M. Tellep*

/s/ Carlisle A.H. Trost       Director                    January 21, 1997
    -------------------
    Carlisle A.H. Trost*

/s/ James R. Ukropina         Director                    January 21, 1997
    -----------------
    James R. Ukropina*

/s/ Douglas C. Yearley        Director                    January 21, 1997
    ------------------
    Douglas C. Yearley*

           *By:/s/ Stephen M. Piper                       January 21, 1997
               --------------------
        (Stephen M. Piper, Attorney-in-fact**)

--------------------

**By authority of Powers of Attorney filed with this Registration Statement on Form S-8

                                 EXHIBIT INDEX


     Exhibit                                                       Page
     Number                   Description                           No.
     ------                   -----------                          ----

         5.      Opinion of Stephen M. Piper, Esquire.

      23-A.      Consent of Ernst & Young LLP.

      23-B.      Consent of Coopers & Lybrand L.L.P.

      23-C.      Consent of Stephen M. Piper, Esquire
                 (contained in Exhibit 5 hereof).

        24.      Powers of Attorney.